Exhibit 99.1

Dollar Tree, Inc. Names Jeffrey A. Davis
as Chief Financial Officer

CHESAPEAKE, Va.--August 25, 2022--Dollar Tree, Inc. (NASDAQ: DLTR) today announced a key executive leadership addition, as Jeffrey A. Davis will be joining the organization as Chief Financial Officer.

“I am extremely pleased to announce that Jeff Davis will be joining the Dollar Tree team as our new Chief Financial Officer. For many years, Jeff has been recognized as a strong and collaborative retail business partner, driving superior financial and operational results,” stated Mike Witynski, President and Chief Executive Officer. “Jeff has a proven track record of strategic leadership, and building and developing talented teams. I believe his skill set and experiences are the perfect fit for Dollar Tree, as we continue to fill key executive roles and execute on the transformation of our company.”

From 2006 to 2018, Mr. Davis served in a number of financial leadership roles, including Treasurer of Walmart Stores, Inc., Senior Vice President of Finance & Strategy and Chief Financial Officer for Walmart’s U.S. Segment, Chief Financial Officer of J. C. Penney Company, Inc. and Chief Financial Officer of Darden Restaurants, Inc. He most recently served as Chief Financial Officer of Qurate Retail Group, Inc., a leading retailer and media conglomerate comprised of seven retail brands including QVC, HSN and Zulily, since October 2018. Mr. Davis holds a bachelor’s degree in accounting from the Pennsylvania State University and a master’s degree in business administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh. Since 2019, he has served as a director of Laboratory Corporation of America.

“I look forward to joining Dollar Tree at such a pivotal time in the Company’s journey. Dollar Tree has a long and unique history in value retail,” said Davis. “My team will be focused on supporting the company’s strategy development and execution, and delivering insights and action plans to support efficient operations and create shareholder value. The company has a strong balance sheet and a tremendous opportunity for growth.”

“Jeff joins John Flanigan, Larry Gatta, and Bobby Aflatooni, recent key executive additions, leading Supply Chain, Family Dollar Merchandising and Information Technology, to the Dollar Tree team. I look forward to announcing new leaders as we continue to develop our leadership team to accelerate the growth and transformation of our company,” added Witynski.

Kevin Wampler will transition out of his role as Chief Financial Officer and is expected to remain with the Company as an advisor until April 2023 to ensure a smooth transition.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 16,231 stores across 48 states and five Canadian provinces as of July 30, 2022. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com or www.FamilyDollar.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements concerning our plans and expectations regarding the hiring of Mr. Davis as our Chief Financial Officer and the transition of Mr. Wampler; the expected impact of our executive leadership changes on our business; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 15, 2022, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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